Exhibit 99.1

ROCKWOOD SPECIALTIES GROUP, INC.

Earnings Conference Call Transcript

March 4, 2004

10:00 a.m. CST

Moderator                                                                                       Ladies and gentlemen, thank you for standing by and welcome to the Rockwood Fourth Quarter conference call.  At this time all lines are in a listen-only mode.  Later there will be an opportunity for questions.  Instructions will be given at that time.  As a reminder, this conference is being recorded.  I would now like to turn the conference over to Chairman and CEO, Seifi Ghasemi.  Please go ahead.

S. Ghasemi                                                                                      Good morning, ladies and gentlemen.  Thank you for joining us for the announcement of our fourth quarter and final 2003 results.  We do appreciate your interest in our company.  We look forward to answering any questions that you have with regard to our performance.  At this stage, I would like to turn it over briefly to our Chief Legal Officer, Mr. Tom Riordan, who has a statement to make before I start my presentation.

T. Riordan                                                                                        Thank you, Seifi.  Before we initiate the presentations, we would like to draw your attention to the forward-looking statements, which are referenced on page three of the presentation materials.  This conference may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Rockwood Specialties Group, Inc. and subsidiaries, business operations and financial conditions.

Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized.  Forward-looking statements consist of all non-historical information, including the statements referring to Rockwood’s prospects, future performance, and potential strategic transactions.

Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including among other things the risk factors described in our registration statement on Form S-4 on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Finally, we’d like to advise you of where to find materials in archives regarding this presentation.  The information I’m going to reference is referenced on page four of your presentation materials.  A replay of the conference call will be available through March 11, 2004, at the following number: 800-475-6701 in the U.S., access code 721049, and internationally at 320-365-3844, access code 721049.  The Webcast and the materials will also be archived on our Web site at www.rocksp.com or www.rockwoodspecialties.com and are accessible by clicking on “News.”  Thank you.

S. Ghasemi                                                                                      Thank you, Tom.  This is Seifi Ghasemi again.  I’m sure everybody has a copy of the presentation in front of them.  May I just turn your attention to page five, which summarizes the results for the fourth quarter?  We did have a strong fourth quarter in 2003.  Sales were up 12.7% and EBITDA was up 10.5%.  So I may just focus on the three different sectors that we report on.

In performance additives, they did have a solid fourth quarter.  Sales were up 16.8% and EBITDA was up 9.3%.  All four businesses in this sector, which is pigments, timber, clay-based additives, and water, provided solid growth. The Southern Color acquisition contributed to our performance and adjusted EBITDA growth.  Bob Zatta will have the details of that.

In addition, ACQ conversion, which was slow in the fourth quarter, slower than what we had expected. But, now in the last two months the ACQ conversion is fully being implemented and we are seeing the benefits of that. We are not seeing any improvements in our compounds sector.  There are no improvements in the telecom sector that we can detect.  As a result that business is kind of staying flat.  We do have a significant effort to control our costs and gain productivity as we have reported to you before.

                                                                                                                                                On the electronics section, we are seeing some growth in the fourth quarter in electronic chemicals and photomasks.  Our adjusted EBITDA is up versus 2002 in those sectors.  Wafer Reclaim remains slow.  We are under the pricing pressure that we have told you before, but the good news is that the pricing has not deteriorated since we talked to you last time.

                                                                                                                                                If I may just go on to page six, the statements are pretty much what I read to you except the last bullet.  I want to point out that there has been no material change in the status of any material litigation and no additional material claims beyond those previously mentioned in our registration statement.

                                                                                                                                                On page seven you’ll see the results of the fourth quarter and the full year.  We completed the year at $149.5 million adjusted EBITDA.  This number is very much in line with the previous guidance we had given you.  The effects of the poor global economy through most of the year and high raw material and natural gas prices were offset by proactive cost management on our part, significant productivity improvements, and favorable translation of foreign exchange and the Southern Color acquisition.

                                                                                                                                                If I may now go to page eight, I’d just like to highlight that in addition to achieving the EBITDA growth that we described to you, these were the key accomplishments in 2003 for Rockwood.  Number one, we did complete our recapitalization of the company.  Both our bank and high-yield offerings were oversubscribed about three times, and our bonds, as you know, are currently trading at around $110 to $112.

The Southern Color acquisition has been an excellent acquisition for us.  We have been very successful in integrating that fully with our operations and we are seeing the benefit of the sales and EBITDA, which are very much on target with our budget and our acquisition plan.  Our agreement with W.R. Grace in our pigments business for joint marketing is in place and we should see the benefit of this agreement and the additional sales in the second half of 2004.

Our joint agreement with DuPont for product development in our compounding business is in place, as we have told you before.  We are having good results, good technical results.  We have taken actions to strengthen the growth in Asia, both for our pigments business in terms of raw material supply of iron oxide and also in our electro-chemical business, which is our printed circuit board chemicals.  We are building a plant in China.  We did make an acquisition of a company to be properly positioned there.

In addition, in the fourth quarter we made a small acquisition of a wafer reclaim facility in Germany to be able to have the technology to do 300 millimeter wafer reclaim.  This was critical for us to be able to have a full line of supply of wafer reclaim for our customers anywhere from 6-inch, 8-inch, and now 12-inch, which is going to give us the capability to provide full service to our customers in this sector.

In addition, we did achieve in 2003, the way we measure it, about 3.4% improvement in real productivity.  That is on top of an actual of more than 4% in 2002. These productivity gains had a significant contribution to our bottom line in allowing us to achieve the results that you see.

At this stage, I would like to turn it over to Mr. Bob Zatta to go through the details of the financials for you.  After that, both of us will be available for any questions that you might have.  Thank you, again.

B. Zatta                                                                                                      Thank you, Seifi, and good morning, everyone.  I am on page ten.  Seifi has already reviewed the highlights of our results in the quarter and year, but there are a few additional comments I would like to make on this chart.  First of all, our sales in the quarter were $204.6 million, which is up 12.7% versus last year.  About three points of that growth was foreign exchange and about 2.5 points was from the inclusion of Southern Color.  The balance was the net of price, volume and mix on our existing businesses.

                                                                                                                                                Our EBITDA at the operating level was $42.7 million.  I would point out that the '02 EBITDA includes about $1.5 million of year-end accounting items.  If we exclude those items and compare versus '03, we’re up about 6% in the quarter at the operating level.  Total company EBITDA was $41.5 million in the quarter, which is an improvement of almost 11%.

Now, we did reduce our corporate costs in the fourth quarter versus last year.  This is primarily related to lower bonus accruals versus '02, as well as reductions in '03 insurance accruals based on actual costs as they came in through the year.  Of the 11% year-on-year increase, about three points was from foreign exchange, two points in Southern Color, and the remainder from the existing businesses.

Now I will go through a more detailed EBITDA bridge for the fourth quarter and full-year in a few slides.  The net loss we show at the bottom of the page is bridged back to adjusted EBITDA on pages 15 and 16, and I will touch on that when we get to those charts.  For the full year, revenue was $797.3 million or 4.9% ahead of last year.  Again, about three points came from foreign exchange, about 1.8 from Southern Color, with organic growth about flat after adjusting for businesses divested or discontinued in '02.

Full-year EBITDA was $149.5 million, again about flat with last year.  Seifi has already discussed the highlights, but I will go through more detail on the EBITDA bridge charts.  One final point on this chart, you see our depreciation increasing in the quarter and year versus last year.  This is a consequence of having stepped up asset values and restarted asset useful lives for depreciation purposes at the time Rockwood was acquired.  As a result, we are not yet retiring assets, so any new cap ex adds incrementally to our annual depreciation charge.

                                                                                                                                                I am now turning to page 11.  Seifi has already discussed this information with you.  I would point out again that our performance additives business shows EBITDA growth of about 6.5%.  Again, those year-end accounting impacts affect this group of businesses, so excluding those, the growth rate is actually much stronger.

                                                                                                                                                Now on page 12, again, Seifi has talked about this on a segment basis.  As you can see for the year we had solid results in the performance additives group of businesses, but also, and I think very importantly, we had solid margins across all of our businesses.

                                                                                                                                                If you turn to chart number 13, I’d like to just walk through the fourth quarter EBITDA bridge.  Although we saw some price softness on the wafer business early in the quarter, as Seifi has pointed out, more recently the last couple of months that has actually begun to stabilize.  We also had some price softness in our clay additives business and this is really a conscious decision on our management’s part to go with some 100% supply contracts.

It was not so much price erosion as it is just working with larger customers and larger order quantities.  Our volume of $2.4 million favorable was primarily driven by improvements in our clay additives business and we’ve talked a lot about that during the course of this year.  That continues to be a good story for us for 2003 and also our PVC chemicals business.

So in the quarter we did begin to see some improvement on the volume line.  The mix is primarily the consequence of our timber business and this was the shift from CCA to ACQ that we’ve talked a lot about and, also, in our high-purity chemical business where we have improved the amount of services that we provide, which has higher contribution to earnings.

On the materials cost side, we have suffered in the fourth quarter as well when you get to the full-year you’ll see higher raw material costs, primarily in two areas.  The first and the most important is in our compounds business, on PVC resin prices.  As I’m sure you know, those prices have escalated and have stayed at a relatively high rate through most of 2003.  The second is in the pigments business and it’s primarily related to ammonia, which is really an energy-related price.

Other variable costs, we track primarily our energy costs on this line item and you can see the impact in the fourth quarter.  Actually for the year it’s a bigger number, but really we begin to see the energy price increase last year around the end of the fourth quarter.  So, the year-on-year variance is not too great.  The rest of what you see on the chart is relatively minor changes.  The only thing I would detail for you is what we have in the other category.

At the bottom of this chart you can see that the $2.1 million favorable includes the benefit in the fourth quarter including Southern Color, some reduced corporate costs and favorable foreign currency translation gains, offset by some minor unfavorable foreign currency transactions.  Also included in there is this post-retirement medical plan adjustment, which is what I had mentioned to you in terms of the year-end accounting items.  So, the net of that is about $2.1 favorable for us year-on-year.

                                                                                                                                                If we now turn to page 14, I would like to go through the full-year EBITDA bridge and here you can see we go from the $150.4 million of 2002 adjusted EBITDA to the $149.5 million.  Again, on the price line you can see the $6.4 million negative.

This is primarily we spiked that way for photomask, but this is primarily electronics industry.  We’ve talked a lot about the pricing pressures that we’ve suffered in that industry, which I believe is one which is not just us, but it’s industry-wide, and also, from a volume standpoint, our wafer business and also some volume softness in our pigments business through the most part of the first three quarters of 2003.

                                                                                                                                                On the mix side, very, very favorable mix.  Most of this, 90% of this is going to be in our timber business, but we also did benefit some from our high-purity chemicals business.  Materials costs, some slight increases here, basically compounds and PVC resin prices on the negative side and offsetting that somewhat was some favorable timber raw material costs.  Again, the other variable cost is energy.  You can see this is primarily residing in our pigments business.

We did have some works cost, basically head count-related cost increases.  Here we’ve actually had some people add-backs to the individual businesses.  SG&A was, on the other hand, an unfavorable variance as we’ve added some marketing initiatives within our clay additives and compounds business.  The other line, $7.6 million, primarily includes the impact of Southern Color, as well as the favorable foreign exchange net benefit.

                                                                                                                                                Page 15 and then, again, page 16 are really a reconciliation from the adjusted EBITDA to what will actually be reported in the financial statements when you see them for the fourth quarter and then, again, for the full-year.  This is really in compliance with SEC requirements.  But you can see, if we just stay on page 15 for a second, the thing I would like to point out to you is that for our quarter ended December 31, 2003, our consolidated net loss will be $38.0 million.  The adjustments to get to the EBITDA of $41.5 million are detailed in the middle.  Most of those items are perfectly normal items, which I think is self-explanatory.  The only thing I would point out to you is the impairment charge that we took against the electronics businesses in the fourth quarter of $35 million.  This is something which we had been discussing for some time given the state of that industry.

                                                                                                                                                If you look at page 16, it’s a very similar story.  For the full-year, the $71.9 million or $72 million of net loss working its way back to the $149.5.  Again, the lion’s share of the items in here are perfectly straightforward.  You can see, again, the inclusion of the fourth quarter impairment charge.

Then at the bottom of the page we have the refinancing expenses and the foreign exchange loss.  The refinancing is basically the deferred financing costs from the original financing, which we had to write off when we did the refinancing this year.  Then the mark-to-market on the euro debt is the $18.4.  So those, again, will appear in our financial statements.

                                                                                                                                                If we now turn to page 17, we provide you with the cash flow, Rockwood’s cash flow for the full year and basically do this in the context of reconciling from net debt at the opening to net debt at the closing.  You can see we go from $833 to $790.  Again, most of the items in here, I think, are pretty straightforward.

You can see the EBITDA, working capital, our cap ex, which is very much in line with what we’ve been talking about, cash interest of about $79.2 million, and the three acquisitions that we’ve made, primarily the Southern Color acquisition, as well as the ISILTEC acquisition, which we did right at the end of the year.  Coming down to a net debt after closing of $790.3 million.

                                                                                                                                                If you turn to page 18, you can see the details of our net debt at the end of the year.  We had zero drawn on our revolver.  We had $42.7 million of cash on our balance sheet and in our banks, our term loans of $458, and our senior sub notes of $375 bringing us to the total of $790.3, which was about 5.3 times leverage.

We were impacted by the strengthening of the euro versus the dollar.  That probably added about $30 million of debt to our balance sheet during the course of the year.  Again, it’s the point of time.  I guess more recently the euro has weakened, but at this point it kind of changes from day to day.  So we monitor that.  Really, Seifi, at that point I would suggest that we turn it to questions.

S. Ghasemi                                                                                      Thank you very much, Bob.  We are obviously available for any questions that you might have.

Moderator                                                                                       Our first question is from the line of Paul Packer with Globis Capital Partners.  Please go ahead.

P. Packer                                                                                                Good morning, gentlemen.  Can you just talk about what the impact the rising cost of copper is having on your business, specifically with your new copper-based wood trim product?  Can you also comment if you are hedging or passing the cost through along to the customers?

B. Zatta                                                                                                      I would prefer not to talk about that, because frankly in 2003, the rising cost of copper had very little impact on our business.  It’s really more of a future event.  Tom, I don’t know.

T. Riordan                                                                                        I think it would be pure speculation at this point.  Don’t you think, Bob?

S. Ghasemi                                                                                      In 2003, the rising cost of copper didn’t have a significant effect on our results.  In 2004 we do use copper to make our ACQ product for our timber business.  At this stage, not knowing what the copper prices are going to be, we don’t want to speculate.  We are looking at the possibility of hedging, but we haven’t come to a final conclusion on that.

P. Packer                                                                                                So can I assume by your hesitancy that you are starting to feel it a little?

S. Ghasemi                                                                                      That we are what?

B. Zatta                                                                                                      Starting to feel it a little.

S. Ghasemi                                                                                      Well, we are seeing the prices go up.  Sure.

B. Zatta                                                                                                      But, you know, frankly, we’ve anticipated that so it’s clearly within our thought process.  So it’s not something which is going to be a surprise to us.

P. Packer                                                                                                By saying that you guys are thinking about hedging, does that mean that you will not be passing along to your customers the price increases?

S. Ghasemi                                                                                      We haven’t made a final decision on that yet.

Moderator                                                                                       Our next question comes from Philip Birbira with Goldman Sachs.  Please go ahead.

P. Birbira                                                                                                Within your compounds business, do you expect that margins will improve in the first quarter because of lower PVC prices, or do you think that maybe your selling prices might come off a little bit?

S. Ghasemi                                                                                      When you say lower PVC prices...

B. Zatta                                                                                                      We haven’t seen PVC prices really come down significantly at this point.

S. Ghasemi                                                                                      If they do come down, we should see the benefit of that.

P. Birbira                                                                                                So right now you’re just saying you’re not seeing any lower PVC prices.  Are you able to get higher prices at this point?  Maybe they improve your margins in that business at all.

S. Ghasemi                                                                                      As you know us very well, we always push for higher prices.  We have continuously been doing that and we have been successful in tying down some of the customer prices to PVC prices.  So that if PVC prices go up, we can get additional prices from our customers, but that’s not across the board.

B. Zatta                                                                                                      We have had higher prices in our 2003 business.

P. Birbira                                                                                                Okay.  But still your margins were pressured because of raw materials in that business?

S. Ghasemi                                                                                      I think our margins in that business, you know very well what the margins are.  I don’t foresee the margins getting worse, but I don’t see them getting much better, because we don’t see any volume.  With significant increase in volumes obviously our margins would improve.

P. Birbira                                                                                                Can you comment on the DuPont joint venture to a little further extent?  Is that progressing well and do you expect to see any revenues coming out of that joint venture?

S. Ghasemi                                                                                      That is a joint kind of product development.  We are at the stage of technically developing the new generation, the new products for the next generation cable.  But I do not want to speculate about any revenues coming from that soon, because that is, as you know, a very long process to develop the new product and get approval from the … and all of that.  We have been very careful in all of our statements to indicate that we don’t expect any significant revenue or income from that soon because that’s one of the projects that you do for the next five years.

P. Birbira                                                                                                Can you comment a little bit more on the ISILTEC acquisition?  Can you tell us how much you paid for that and what the EBITDA was related to that business?

S. Ghasemi                                                                                      I don’t want to go through the details of how much we paid for it and all of that, but the acquisition is small, less than $5 million.  The principle reason for the acquisition was access to 300-millimeter wafer reclaim technology.  These guys have an excellent technology and I don’t think I would be exaggerating to say that probably the technology for … 300 millimeter wafer reclaims is probably the best in the world.  That’s what attracted us to them and we have had access to that.  We are very pleased with what we have got.  We kind of made an investment in getting access to technology rather than an investment because this thing had a high EBITDA margin.

Moderator                                                                                       We do have a question from Mark Van Holland with American Express.  Please go ahead.

M. Van Holland                                                            Good morning.  On the ACQ front, you’re seeing identical volumes in the first quarter this year as you would using the old treatment method.  Has that picked up exactly where you thought that would be?

S. Ghasemi                                                                                      Mark, the way the market is developing, there are so many different factors that one has to be careful that you don’t end up comparing apples and oranges.  The conversion is obviously happening full-bore.  The volume that we are selling is difficult to compare to the volumes last year, because we don’t know how much of the volume that people are buying is for filling up the tanks, because, as you know, everybody kind of waited until the last minute.

M. Van Holland                                                            Exactly.

S. Ghasemi                                                                                      So it’s difficult to say how much of it is for just the treating of wood and, therefore, compared to last year’s and how much of it is filling up the tank.  The results that we are getting are encouraging.  It doesn’t look like if your question is related to, have you gained or lost market share, I don’t think we have lost market share.  I think we are getting our fair share of the conversion.

M. Van Holland                                                            I was anticipating a little bit of a working capital build with the ACQ just given that it’s a higher dollar-priced product.  Have you been building in those expectations or what are you expecting, I guess, on the working capital front in '04?

B. Zatta                                                                                                      Again, we will see some higher working capital as a consequence of the higher sales, just in the normal course of things for the point you’re making, but frankly our guys have done a pretty good job of on a relative basis, meaning kind of on a percent of sales basis, of managing that pretty tightly.  So we’re not actually seeing a disproportionate increase in our working capital, but more normal working capital increase.

M. Van Holland                                                            And then one last cash item for cap ex for '04.

S. Ghasemi                                                                                      Our cap ex, we have continuously given all of you the information that our cap ex for this business, normal cap ex is somewhere between $35 to $45 million depending on the year.  Last year we spent about $35 million. This year based on the projects that we know of and based on what they do, we are looking at an order of magnitude of about $35 to $40 million.

Moderator                                                                                       We have no further questions.  Please go ahead with your closing remarks.

S. Ghasemi                                                                                      If there are no other questions, we would like to thank you for attending our conference call and we look forward to talking to you next quarter and hopefully giving you some satisfactory results.  Thank you very much for your interest in our company.

Moderator                                                                                       Ladies and gentlemen, this conference will be available for replay after 2:30 p.m. today through midnight, Thursday March 11th.  You may access the AT&T Executive Playback Service at any time by dialing 1-800-475-6701 and entering the access code of 721049.  International callers dial 320-365-3844 using the same access code of 721049.

                                                                                                                                                That does conclude our conference for today.  Thank you for your participation and for using AT&T Executive Teleconference.  You may now disconnect.

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[ROCKWOOD LOGO]

4th Quarter /Year-end 2003

March 4, 2004

[Rockwood Logo]

1

Forward Looking Statements

•      This conference call may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Rockwood Specialties Group, Inc. and Subsidiaries’(“Rockwood”) business, operations and financial condition. Although Rockwood believes the expectations reflectedin such forward-looking statements are based upon reasonable assumptions; there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including the statements referring to Rockwood’s prospects, future performance and potential strategic transactions. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in our Registration Statement on Form S-4 on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligationto publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

[Rockwood Logo]

2

Where to Find Materials/Archives

•      A replay of the conference call will be available through March 11, 2004 at (800) 475-6701 in the U.S., access code: 721049, and internationally at (320) 365-3844, access code: 721049.  The webcast and the materials will also be archived on our website at www.rocksp.com or www.rockwoodspecialties.com and are accessible by clicking on “News.”

[Rockwood Logo]

3

Performance Highlights

4

Results by Segment —Fourth Quarter

($,000)	Revenue		Adjusted EBITDA (a)		Adjusted EBITDA%
	Q4 2002	Q4 2003	Q4 2002	Q4 2003	Q4 2002	Q4 2003
Perf. Additives	$107,174	$125,331	$27,976	$30,546	26.1%	24.4%
Spec. Compounds	38,840	40,951	6,172	5,158	15.9%	12.6%
Electronics	35,482	38,340	7,794	7,034	22.0%	18.3%
Corporate Costs			(4,446)	(1,288)	(2.4% )	(0.6% )
Total Rockwood	$181,496	$204,622	$37,496	$41,450	20.7%	20.3%

(a) See slides 15 and 16 for reconciliations of Net Loss to Adjusted EBITDA.

[Rockwood Logo]

5

Highlights

•      Performance Additives

•      Solid fourth quarter and year vs. 2002

•      All four businesses (Pigments, Timber, Clay-based Additives, Water Treatment) provided solid growth

•      Southern Color contributed to Performance Additives full-year Adjusted EBITDA growth

•      ACQ conversion is being fully implemented in 2004

•      Compounds

•      No improvement in the Telecom sector

•      Continued cost control and productivity gains

•      Electronics

•      Electronic Chemicals and Photomasks had revenue growth in the fourth quarter; Adjusted EBITDA also up vs. 2002 for these two businesses

•      Wafer Reclaim still slow; pricing holding steady

•      There has been no material change in the status of any of material litigation and no additional material claims beyond those previously mentioned in our Registration Statement.

[Rockwood Logo]

6

2003 Performance Highlights

•      Fourth Quarter and Full Year results were:

($,000)	4th Quarter		Full Year
	2002	2003	2002	2003
Revenue	$181,496	$204,622	$759,916	$797,322
Gross Profit	54,206	55,007	217,448	215,960
Gross Profit %	29.9%	26.9%	28.6%	27.1%
Depr. & Amort.	11,656	14,745	46,282	52,385
Adjusted EBITDA (a) (b) Summary
Adjusted EBITDA (Operating)	41,942	42,738	165,833	161,185
% Revenue	23.1%	20.9%	21.8%	20.2%
Corporate Costs	4,446	1,288	15,441	11,682
Adjusted EBITDA (Company)	37,496	41,450	150,392	149,503
% Revenue	20.7%	20.3%	19.8%	18.8%
Net Loss(b)	$(50,750)	$(38,027)	$(55,210)	$(71,994)

(a)               The Company uses Adjusted EBITDA as the primary measure to evaluate the ongoing performance of our business segments and reporting units. The Company defines Adjusted EBITDA as operating income excluding depreciation and amortization, certain non-cash gains and charges including asset impairment, certain non-recurring gains and charges and certain items deemed by our senior management to have little or no bearing on the day-to-day operating performance of our business segments and reporting units.  In addition, management uses Adjusted EBITDA as the most significant criteria in the calculation of performance based bonuses.

(b)              See slides 15 and 16 for reconciliations of Net Loss to Adjusted EBITDA.

•      Rockwood’s ‘03 Adjusted EBITDA of $149.5 million is in line with previous guidance. The effects of  the poor global economy through most of the year and higher raw material and natural gas prices were offset by proactive cost management, significant productivity improvements, favorable translation FX effect, and the Southern Color acquisition.

[Rockwood Logo]

7

2003 Key Accomplishments

Actions		Key Points

•	Refinancing	•	Completed recapitalization of the company
— Bank and high yield oversubscribed 3x
— Bonds trading currently @ 110 ½ to 112 ½
•	Southern Color Acquisition	•	Completed acquisition and integration
— Sales/Adjusted EBITDA on budget and acquisition plan
•	W.R. Grace Agreement	•	Signed joint marketing agreement
•	DuPont Agreement	•	Signed joint product development agreement
•	Growth in Asia	•	Completed agreements in China for Rockwood Pigments and Electrochemicals

•	Isiltec Acquisition	•	Completed acquisition
— Provides Rockwood with 300 mm Wafer Reclaim capability to meet global requirements

•	Productivity	•	Achieved real productivity improvements

[Rockwood Logo]

8

Financial Overview

9

Year 2003 Financial Summary

($,000)	Q4		Full Year
	2002	2003	2002	2003
Revenue	$181,496	$204,622	$759,916	$797,322
Gross Profit	54,206	55,007	217,448	215,960
Gross Profit %	29.9%	26.9%	28.6%	27.1%
Depr. & Amort.	11,656	14,745	46,282	52,385
Adjusted EBITDA (a) Summary
Adjusted EBITDA (Operating)	41,942	42,738	165,833	161,185
% Revenue	23.1%	20.9%	21.8%	20.2%
Corporate Costs	4,446	1,288	15,441	11,682
Adjusted EBITDA	37,496	41,450	150,392	149,503
% Revenue	20.7%	20.3%	19.8%	18.8%
Net Loss(a)	$(50,750)	$(38,027)	$(55,210)	$(71,994)

(a) See slides 15 and 16 for reconciliations of Net Loss to Adjusted EBITDA.

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10

Results by Segment — Fourth Quarter

($,000)	Revenue		Adjusted EBITDA (a)		Adjusted EBITDA%
	Q4 2002	Q4 2003	Q4 2002	Q4 2003	Q4 2002	Q4 2003
Perf. Additives	$107,174	$125,331	$27,976	$30,546	26.1%	24.4%
Spec. Compounds	38,840	40,951	6,172	5,158	15.9%	12.6%
Electronics	35,482	38,340	7,794	7,034	22.0%	18.3%
Corporate Costs			(4,446)	(1,288)	(2.4% )	(0.6% )
Total Rockwood	$181,496	$204,622	$37,496	$41,450	20.7%	20.3%

(a) See slides 15 and 16 for reconciliations of Net Loss to Adjusted EBITDA.

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11

Results by Segment — Full Year

($,000)	Revenue		Adjusted EBITDA (a)		Adjusted EBITDA%
	Yr 2002	Yr 2003	Yr 2002	Yr 2003	Yr 2002	Yr 2003
Perf. Additives	$443,762	$477,310	$106,390	$112,509	24.0%	23.6%
Spec. Compounds	168,807	176,405	26,042	23,860	15.4%	13.5%
Electronics	147,347	143,607	33,401	24,816	22.7%	17.3%
Corporate Costs			(15,441)	(11,682)	(2.0% )	(1.5% )
Total Rockwood	$759,916	$797,322	$150,392	$149,503	19.8%	18.8%

(a) See slides 15 and 16 for reconciliations of Net Loss to Adjusted EBITDA.

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12

Yr 2003 Q4 Adjusted EBITDA Analysis vs. Last Year

[CHART]

(a)   Includes impact of Southern Color, reduced Corporate costs and favorable foreign currency translation gains offset by unfavorable foreign currency transaction losses and the impact in 2002 of post retirement medical plan amendments.

13

Yr 2003 FY Adjusted EBITDA Analysis vs. Last Year

[CHART]

(a)   Includes impact of Southern Color, reduced Corporate costs and favorable foreign currency translation gains offset by unfavorable foreign currency transaction losses and the impact in 2002 of post retirement medical plan amendments.

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14

Segment Adjusted EBITDA Reconciliation — Fourth Quarter

($,000)	Performance	Specialty		Corporate and	Consolidated
	Additives	Compounds	Electronics	Eliminations
Quarter Ended December 31, 2003
Net income (loss)	$16,396	$6,764	$(28,208)	$(32,979)	$(38,027)
Income tax (benefit) provision	(1,790)	(4,641)	(6,205)	17,302	4,666
Interest expense, net	7,284	(221)	1,730	14,181	22,974
Depreciation and amortization	7,981	3,327	4,221	(784)	14,745
Impairment charges	—	—	35,051	—	35,051
Restructuring and related charges	390	65	111	—	566
Systems/organization establishment expenses	—	—	37	463	500
Acquisition and disposal costs	81	—	(7)	111	185
Refinancing expenses	—	—	—	1,400	1,400
Foreign exchange loss (gain)	204	(136)	304	(982)	(610)
Total Adjusted EBITDA	$30,546	$5,158	$7,034	$(1,288)	$41,450

($,000)	Performance	Specialty		Corporate and	Consolidated
	Additives	Compounds	Electronics	Eliminations
Quarter Ended December 31, 2002
Net income (loss)	$7,591	$8,371	$(43,694)	$(23,018)	$(50,750)
Income tax (benefit) provision	7,559	(5,148)	(1,945)	(5,141)	(4,675)
Interest expense, net	5,854	(544)	2,246	13,513	21,069
Depreciation and amortization	6,203	3,000	3,556	(1,103)	11,656
Impairment charges	—	—	50,000	—	50,000
Restructuring and related charges	927	—	—	324	1,251
Systems/organization establishment expenses	—	—	—	434	434
Acquisition and disposal costs	—	—	—	158	158
Business interruption costs and insurance recovery	—	148	(2,339)	—	(2,191)
Foreign exchange loss (gain)	(41)	386	(30)	10,388	10,703
Loss on receivables sold	(117)	(41)	—	(1)	(159)
Total Adjusted EBITDA	$27,976	$6,172	$7,794	$(4,446)	$37,496

Adjusted EBITDA is a non-GAAP metric and should not be considered a replacement for GAAP results. Investors are urged to read the Company’s financial statements as filed with the Securities and Exchange Commission (SEC). Investors should not rely on Adjusted EBITDA asa substitute for any GAAP financial measure. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

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15

Segment Adjusted EBITDA Reconciliation — Full Year

($,000)	Performance	Specialty		Corporate and	Consolidated
	Additives	Compounds	Electronics	Eliminations
Year Ended December 31, 2003
Net income (loss)	$44,028	$16,960	$(26,156)	$(106,826)	$(71,994)
Income tax (benefit) provision	10,053	(271)	(5,326)	(13,954)	(9,498)
Interest expense, net	29,981	(470)	6,651	49,662	85,824
Depreciation and amortization	27,387	7,167	17,051	780	52,385
Impairment charges	—	—	35,051	—	35,051
Restructuring and related charges	789	628	433	—	1,850
Systems/organization establishment expenses	—	—	37	1,579	1,616
Acquisition and disposal costs	81	—	1,533	276	1,890
Business interruption costs and insurance recovery	—	—	(4,532)	—	(4,532)
Inventory write-up reversal	143	—	—	—	143
Refinancing expenses	—	—	—	38,293	38,293
Foreign exchange loss (gain)	47	(154)	74	18,508	18,475
Total Adjusted EBITDA	$112,509	$23,860	$24,816	$(11,682)	$149,503

($,000)	Performance	Specialty		Corporate and	Consolidated
	Additives	Compounds	Electronics	Eliminations
Year Ended December 31, 2002
Net income (loss)	$41,172	$22,278	$(36,315)	$(82,345)	$(55,210)
Income tax (benefit) provision	14,109	(2,499)	(540)	(16,577)	(5,507)
Interest expense, net	25,912	(832)	7,056	56,030	88,166
Depreciation and amortization	23,435	6,718	15,400	729	46,282
Impairment charges	—	—	50,000	—	50,000
Restructuring and related charges	1,251	—	—	—	1,251
Systems/organization establishment expenses	—	—	—	1,550	1,550
Acquisition and disposal costs	—	—	—	158	158
Business interruption costs and insurance recovery	—	148	(2,339)	—	(2,191)
Foreign exchange loss (gain)	(16)	35	105	24,514	24,638
Loss on receivables sold	527	194	34	500	1,255
Total Adjusted EBITDA	$106,390	$26,042	$33,401	$(15,441)	$150,392

Adjusted EBITDA is a non-GAAP metric and should not be considered a replacement for GAAP results. Investors are urged to read the Company’s financial statements as filed with the Securities and Exchange Commission (SEC). Investors should not rely on Adjusted EBITDA asa substitute for any GAAP financial measure. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

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16

2003 Net Cash Flow Activity

($M)

2003
Net Debt(a) Opening Balance	($833.3)

Adjusted EBITDA	149.5
Working Capital Change & Other	(8.5)
Capex	(34.3)
Cash Taxes	(12.3)
Cash Interest, net	(79.2)
Acquisitions	(17.9)
Refinancing, net	80.3
FX impact, net	(34.6)
Change in Net Debt	43.0
Net Debt Closing Balance	($790.3)

(a) Total debt less cash and cash equivalents.  See slide 18.

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17

Net Debt

($M)	12/31/02	Leverage		12/31/03	Leverage
Adjusted EBITDA	$150.4			$149.5

Cash	(42.9)	(0.3	x)	(42.7)	(0.3	x)
Revolver	0.0	0.0		0.0
Term Loans(a)	551.2	3.7	x	458.0	3.1x
Net Sr. Debt	$508.3	3.4x		$415.3	2.8	x
Sr. Subordinated
Notes	325.0	2.2	x	375.0	2.5	x
Net Debt	$833.3	5.6		$790.3	5.3	x

(a) Excludes impact of euro currency swaps on $70.3 million of US dollar debt.

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18

Questions

19